Exhibit 10.1
Amendment No. 1 to Loan and Security Agreement

Borrower:	Mindspeed Technologies, Inc.

Address:	4000 MacArthur Blvd., East Tower Newport Beach, CA 92660
     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 2, 2009, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and MINDSPEED TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 30, 2008 (the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Bank and Borrower desire to modify the Loan Agreement as set forth herein, subject, in all respects, to the terms and conditions hereof.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2. Modifications to Loan Agreement. Unless otherwise specifically set forth below, the following modifications to the Loan Agreement shall be deemed effective as of the date hereof.
     2.1 Section 6.8 Compliance Period. The period of ninety days from the Effective Date for compliance with the covenant set forth in Section 6.8(a) as originally set forth in the Loan Agreement is hereby extended to March 15, 2009.
     2.2 Revised Section 6.9. Section 6.9 of the Loan Agreement that now reads as follows:
“6.9 Financial Covenants.

Borrower shall maintain on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least $12,500,000 (the “Minimum Tangible Net Worth”), to be tested as of the last day of each fiscal quarter, commencing with the fiscal quarter ending October 3, 2008, which Minimum Tangible Net Worth shall increase by:
(i) by 50% of Net Income on a quarterly basis commencing with Net Income in the quarter ending after October 3, 2008 and continuing with respect to each fiscal quarter thereafter, and
(ii) by 50% of issuances of equity and 50% of the principal amount of Subordinated Debt, issued after October 3, 2008, effective on the date of such issuances, other than for issuances of Subordinated Debt the proceeds of which are used to refinance outstanding Subordinated Debt substantially concurrently with the issuance thereof, up to the amount of the original principal amount the Subordinated Debt being so replaced.”
IS HEREBY AMENDED TO READ AS FOLLOWS:
“6.9 Financial Covenant.
Borrower shall maintain on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least $7,500,000 (the “Minimum Tangible Net Worth”), to be tested as of the last day of each fiscal quarter, commencing with the fiscal quarter ending April 3, 2009, which Minimum Tangible Net Worth shall increase by:
(i) by 50% of Net Income on a quarterly basis commencing with Net Income in the quarter ending after April 3, 2009 and continuing with respect to each fiscal quarter thereafter, and
(ii) by 50% of issuances of equity and 50% of the principal amount of Subordinated Debt, issued after April 3, 2009, effective on the date of such issuances, other than for issuances of Subordinated Debt the proceeds of which are used to refinance outstanding Subordinated Debt substantially concurrently with the issuance thereof, up to the amount of the original principal amount of the Subordinated Debt being so replaced.”
     2.3 Revised Section 7.1(f). Section 7.1(f) of the Loan Agreement that now reads as follows:
“(f) Transfers consisting of patents of Borrower that are not material to the business of Borrower.”
IS HEREBY AMENDED TO READ AS FOLLOWS:
“(f) Transfers consisting of (i) patents of Borrower that are not material to the business of Borrower and (ii) patents of Borrower that are material to the business of Borrower as long as, in connection therewith, Borrower receives from any and all transferees thereof, irrevocable, perpetual, and transferable licenses that permit Borrower to continue to use such patents in the conduct and operation of its business in the ordinary course.”
     2.4 Permitted Location of Certain Collateral. Notwithstanding the terms and provisions of the Loan Agreement, including, without limitation, the restrictive provisions of Section 7.2(3)(B), Borrower is hereby permitted to transfer, on a one-time basis only, test equipment of Borrower having a maximum fair market value of $700,000 from the Jazz Semiconductor facility located in Newport Beach, California to the ASE facility in the country of Malaysia. The consent of Bank to such transfer does not otherwise constitute a waiver or modification of any term or provision of the Loan Agreement other than as specifically set forth herein as to the above-described transaction and to no other.
     2.5 Revised Section 7.7. Section 7.7 of the Loan Agreement that now reads as follows:
“7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may pay dividends solely in common stock; and (ii) Borrower may repurchase the stock of former employees or consultants pursuant to restricted stock vesting plans or as part of the payment by such employees or consultants for stock options exercised by them; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.”
IS HEREBY AMENDED TO READ AS FOLLOWS:
“7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may pay dividends solely in common stock; (ii) Borrower may repurchase the stock of former employees or consultants pursuant to restricted stock vesting plans or as part of the payment by such employees or consultants for stock options exercised by them; and (iii) Borrower may permit executive officers to tender vested shares of restricted stock in an aggregate amount of fair market value (measured by the closing price of such shares on the date of vesting) not to exceed $250,000 in any fiscal year in connection with the satisfaction of withholding tax liability of such officers relating thereto; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.”
3. Limitation of Amendments.
     3.1 The consents and amendments set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any

Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
     3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
     4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
     4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
     4.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
     4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
     4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
     4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
     4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Fee. Borrower shall pay to Bank a fully earned, non-refundable amendment fee of $7,500 in connection herewith which is payable concurrently herewith. Such fee is in addition to interest and all other fees, expenses, costs and other amounts payable under the Loan Agreement or other Loan Documents, and is not refundable.
6. Bank Expenses. Borrower agrees to reimburse Bank for all its reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.
7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
[Remainder of Page Blank; Signature Page Follows]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Kurt Miklinski	By:	/s/ Bret W. Johnsen

Name:	Kurt Miklinski	Name:	Bret W. Johnsen
Title:	Vice President	Title:	Senior Vice President, Chief Financial Officer and Treasurer
[Signature Page to Amendment to Loan and Security Agreement dated as of March 2, 2009]

Consent by Guarantors
     Each of the undersigned parties is a guarantor under a Continuing Guaranty in favor of Silicon Valley Bank with respect to the indebtedness and obligations of MINDSPEED TECHNOLOGIES, INC. and hereby consents to the terms and conditions set forth in the foregoing Amendment and further hereby expressly acknowledges and agrees that the Guaranty and each of the other loan documents to which it is a party remain in full force and effect.

Guarantor Signature:

Maker Communications, Inc.

By Name:	/s/ Bret W. Johnsen Bret W. Johnsen
Title:	President & Treasurer

Guarantor Signature:

Mindspeed Development Sub, Inc.

By Name:	/s/ Bret W. Johnsen Bret W. Johnsen
Title:	Treasurer and Assistant Secretary

Guarantor Signature:

Mindspeed Technologies, LLC

By Name:	/s/ Bret W. Johnsen Bret W. Johnsen
Title:	Manager